Exhibit 3.29

ARTICLES OF INCORPORATION OF JOY MK PROJECTS COMPANY

FIRST: The name of the corporation (hereinafter the “Corporation”) is

Joy MK Projects Company

SECOND: The principal office in the State of Nevada is located at One East First Street, in the City of Reno, County of Washoe. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada, 89501.

THIRD: The corporation may engage in any lawful act, activity and/or business for which corporations may be organized under the General Corporation Laws of the State of Nevada.

FOURTH: This corporation is authorized to issue only one class of shares of Common Stock; the total number of such shares is two thousand (2,000); and all such shares of Common Stock are to be one cent ($.01) par value each.

(A) Provisions Relating to the Common Stock.

1. Except as otherwise required by law, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

2. The holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

3. Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

(B) Denial of Preemptive Rights. Except as expressly provided in these Articles of Incorporation, no stockholder of this corporation shall have, by reason of its holding shares of Common Stock of this corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this corporation now or hereafter to be authorized, in any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder.

(C) Denial of Cumulative Voting. Cumulative voting by any stockholder is hereby expressly denied.

FIFTH: The members of the governing board shall be known as “directors”, and the number of directors thereof shall be not less than three (3) nor more than fifteen (15), the exact number to be fixed by the By-Laws of the corporation, provided that the number so fixed by the By-Laws may be increased or decreased within the limits above specified from time to time by the By-Laws.

The names and post office addresses of the first Board of Directors are as follows:

NAME	ADDRESS

Edmund J. Freeman	One Oxford Center, 301 Grant Street, Pittsburgh, PA 15219
Roy L. Cline	One Morrison Knudsen Plaza, P. O. Box 7808, Boise, ID 83729
Robert M. Morford	One Oxford Center, 301 Grant Street, Pittsburgh, PA 15219
William A. Hughes	One Morrison Knudsen Plaza, P. O. Box 7808, Boise, ID 83729

At all meetings of the Board of Directors, two (2) of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors.

SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall be subject to no further assessment to pay debts of the corporation.

SEVENTH: The name and post office address of the incorporator signing the Articles of Incorporation are as follows and shall be one (1) in number:

Richard G. Smith	P. O. Box 73, Boise, Idaho 83707

Any meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors.

EIGHTH: The corporation is to have perpetual existence.

ARTICLES OF INCORPORATION - 2

NINTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(A) Subject to the By-Laws, if any, adopted by the stockholders, to make, alter, amend or repeal the By-Laws of the corporation.

(B) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

(C) To determine, from time to time, whether and to what extent, and at what time and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspecting any account, book, or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

(D) If the By-Laws so provide, to designate two (2) or more of its own number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the By-Laws of the corporation, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

This corporation in its By-Laws, may confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

TENTH: Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Nevada, and to keep the books of this corporation (subject to the provisions of the statutes) outside the State of Nevada at such places as may be from time to time designated by the Board of Directors or in the By-Laws of the corporation.

ELEVENTH: The corporation shall indemnify each and every director and officer of the corporation against any and all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding in which he was or is a party or is threatened to be made a party by reason of being or having been a director or officer of the corporation to the fullest extent permitted by law. The rights of indemnification provided in this Article shall be in addition to any rights to which a person may otherwise be entitled by the corporation’s By-Laws, statute, agreement, vote of stockholders or otherwise.

ARTICLES OF INCORPORATION - 3

TWELFTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders are granted subject to this reservation.

I, THE UNDERSIGNED, being the original incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Nevada, and the acts amendatory thereof and supplemental thereto, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true.

IN WITNESS WHEREOF, we have hereunto accordingly set our hands and seals to these Articles of Incorporation this 12th day of November, 1990.

INCORPORATOR

/s/ Richard G. Smith
Richard G. Smith

STATE OF IDAHO	)
) ss.
COUNTY OF ADA	)

On this 12th day of November, 1990, before me, a Notary Public, personally appeared Richard G. Smith, who acknowledged that he executed the above instrument.

Notary Public

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

THE CORPORATION TRUST COMPANY OF NEVADA hereby accepts the appointment as Resident Agent of the above named corporation.

Dated: November 13, 1990.

THE CORPORATION TRUST COMPANY OF NEVADA

By:	/s/ V. Miller
V. Miller, Assistant Secretary

ARTICLES OF INCORPORATION - 4

CERTIFICATE

State of Nevada

Secretary of State

I, FRANKIE SUE DEL PAPA, Secretary of State of the State of Nevada, do hereby certify that JOY MK PROJECTS COMPANY did on the THIRTEENTH day of NOVEMBER, 1990, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this THIRTEENTH day of NOVEMBER, A. D. 1990.

Frankie Sue Del Papa

Secretary of State

By [ILLEGIBLE]

Deputy

Form DC-2 (Rev. 10-88) O-60

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF JOY MK PROJECTS COMPANY

Joy MK Projects Company, a corporation of the State of Nevada (the “Company”), by its President and Secretary, does hereby certify:

1. That the Board of Directors of the Company adopted a resolution declaring the change and amendment to the Articles of Incorporation, hereinafter set forth, was advisable, and called a meeting of the stockholders to take action thereon.

2. That a special meeting of the stockholders of the Company was held on January 18, 1996, at which meeting the holder of all the issued and outstanding shares of stock was present in person or represented by proxy; that the number of shares of the Company outstanding and entitled to vote on the adoption of said amendment was 500; that 0 shares voted against said amendment and that 500 shares, constituting all of the shares outstanding and entitled to vote thereon, voted in favor of such change and amendment, as follows:

“RESOLVED, that ARTICLE FIRST of the Articles of Incorporation of the Company be, and it hereby is, amended to read as follows:

“FIRST: The name of the corporation (hereinafter the “Corporation”) is

MK Projects Company.”

IN WITNESS WHEREOF, the Company caused this certificate to be signed by its President and Secretary and its corporate seal affixed hereto this 31st day of January, 1996.

JOY MK PROJECTS COMPANY

By:	/s/ Louis E. Pardi
Louis E. Pardi
President

By:	/s/ Stephen G. Hanks
Stephen G. Hanks
Secretary

ACKNOWLEDGMENT

State of Ohio	)
) ss.
County of Cuyahoga	)

On this 31st day of January, 1996, before me, Francis Buford, a Notary Public in and for said State, personally appeared Louis E. Pardi, known to me to be the President of the corporation that executed the foregoing instrument, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public

ACKNOWLEDGMENT

State of Idaho	)
) ss.
County of Ada	)

On this 31st day of January, 1996, before me, Tawny Aldrich, a Notary Public in and for said State, personally appeared Stephen G. Hanks, known to me to be the Secretary of the corporation that executed the foregoing instrument, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF MK PROJECTS COMPANY

MK Projects Company, a corporation of the State of Nevada (the “Company”), by its President and Secretary, does hereby certify:

1. That the Board of Directors of the Company adopted a resolution declaring the change and amendment to the Articles of Incorporation, hereinafter set forth, was advisable, and called a meeting of the stockholders to take action thereon.

2. That on October 25, 1996, the sole stockholder of the Company, representing all 500 shares of the issued and outstanding shares of stock of the Company, adopted a resolution in favor of such change and amendment, as follows:

“RESOLVED, that ARTICLE FIRST of the Articles of Incorporation of the Company be, and it hereby is, amended to read as follows:

“FIRST: The name of the corporation is

Morrison Knudsen International, Inc.”

IN WITNESS WHEREOF, the Company caused this certificate to be signed by its President and Secretary and its corporate seal affixed hereto this 14 day of November, 1996.

MK PROJECTS COMPANY

By:	/s/ Douglas L. Brigham
Douglas L. Brigham Vice President and Treasurer

By:	/s/ Stephen G. Hanks
Stephen G. Hanks
Vice President and Secretary

ACKNOWLEDGMENT

State of Idaho	)
) ss.
County of Ada	)

On this 14 day of November, 1996, before me, Tawny Aldrich, a Notary Public in and for said State, personally appeared Douglas L. Brigham and Stephen G. Hanks, known to me to be the Vice President and Treasurer and the Vice President and Secretary, respectively, of the corporation that executed the foregoing instrument, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public

CERTIFICATE OF CHANGE OF RESIDENT AGENT AND/OR LOCATION OF REGISTERED OFFICE (corporations only)

Morrison Knudsen International, Inc.

Name of Corporation

The change(s) below is (are) effective upon the filing of this document with the Secretary of State.

Reason for Change: (check one)    ☒  Change of Resident Agent    ☐  Change of Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent:	The Corporation Trust Company of Nevada

Street No.:	One East First Street

City:	Reno, NV 89501

The resident agent and/or location of the registered office is changed to:

Resident Agent:	CSC Services of Nevada, Inc.

Street No.:	502 East John Street

City:	Carson City, NV 89706

NOTE:	For a corporation to file this certificate, the signature of one officer is required. The certificate does not need to be notarized.

/s/ Richard Dennis Parry
Signature/Title
Richard Dennis Parry, Vice President

Certificate of Acceptance of Appointment by Resident Agent: I, CSC Services of Nevada, Inc. hereby accept the appointment as Resident Agent for the above-named business entity.

/s/ Karen Harris	5/1/00
(Signature of Resident Agent)	(Date)
Karen Harris, Assistant Vice President

NOTE:	The fee is $15.00 for filing either a certificate of change of location of the registered office or the new designation of resident agent.

(Rev.12-95)

DEAN HELLER Secretary of State 101 North Carson Street Suite 3 Carson City, Nevada 89701-4786 (775) 684 5708	Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)	Office Use Only:
Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

- Remit in Duplicate -

1. Name of corporation:	Morrison Knudsen International, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article First of the Articles of Incorporation of the Company have been amended to read as follows: “The name of the corporation is Washington International, Inc.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: unanimous.*

4. Signatures (Required):

Vice President	and	Secretary

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Nevada Secretary of State Form 78.385 PROFIT AMENDMENT 1399.01

Revised on: 03/07/00

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708
Website: www.nvsos.gov	Filed in the office of	Document Number
20080825848-05
Statement of Change of		Filing Date and Time
Registered Agent	Ross Miller	12/22/2008 10:20 AM
by Represented Entity	Secretary of State	Entity Number
(PURSUANT TO NRS 77.340)	State of Nevada	C10323-1990

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Entity as currently on file:

Washington International, Inc.

2.	Entity File Number:	C10323-1990

3.	Type of information being changed by this statement: (check only one)

☒	Change of Commercial Registered Agent

☐	Change of Name and Address of Noncommercial Registered Agent

☐	Change of Name, Title of Office or Other Position with Entity to whom service is to be sent and Address of the Business Office of that Person.

4.	Information in effect upon the filing of this statement:

a)	Commercial Registered Agent: (change requires a signed registered agent acceptance)

The Corporation Trust Company of Nevada

Name

b)	Noncommercial Registered Agent: (change requires a signed registered agent acceptance)

Name

Nevada
Street Address	City		Zip Code

Nevada
Mailing Address (If different from street address)	City		Zip Code

c)	Title of Office or Other Position with Entity:

Name of Title or Position

Nevada
Street Address	City		Zip Code
Nevada
Mailing Address (If different from street address)	City		Zip Code

X

	Signature of Represented Entity:		12/09/2008
		Authorized Signature Jennifer Shanders-Vice President	Date

6.	I hereby accept appointment as Registered Agent for the above named Entity.

X	Megan G. Ware Assistant Secretary
12/09/2008

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date
Megan Ware Assistant Secretary
FEE: $60.00

Nevada Secretary of State Form RA Change by Entity
This form must be accompanied by appropriate fees.	Effective 7-1-08

NV017 - 07/02/2008 C T System Online

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov
	Filed in the office of	Document Number
20110019471-36
Filing Date and Time
Certificate of Amendment	Ross Miller	01/07/2011 8:16 AM
(PURSUANT TO NRS 78.385 AND 78.390)	Secretary of State	Entity Number
	State of Nevada	C10323-1990

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Washington International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)
Article First of the Articles of Incorporation of the Company has been amended to read as follows: “The name of the corporation is URS International Projects, Inc.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be
required by the provisions of the articles of incorporation* have voted in favor of the amendment is:	unanimous

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer	Jeanne C. Baughman, Secretary

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 3-6-09
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